Exhibit 10.1
                              SUPERVISORY AGREEMENT


     This Supervisory Agreement (Agreement) is made this 22nd day of July, by and through the Board of Directors (Board) of The Bank of Greene County, Catskill, New York, OTS Docket No. 18028 (Association) and the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Northeast Region (Regional Director).

     WHEREAS, based on its February 9, 2009 examination of the Association, OTS finds that the Association has failed to comply with the requirements of certain laws and regulations to which the Association is subject and failed to correct certain deficiencies and weaknesses in its operations related to the Association's Overdraft Protection Program;

     WHEREAS, the Association is subject to examination, regulation and supervision by OTS; and WHEREAS, in furtherance of their common goal to ensure that the Association addresses the violations of certain laws and regulations and deficiencies and weaknesses identified by OTS, the Association and OTS have mutually agreed to enter into this Agreement; and

     WHEREAS, on July 21, 2009, the Association's Board, at a duly constituted meeting adopted a resolution (Board Resolution) that authorizes the Association to enter into this Agreement and directs compliance by the Association and its directors, officers, employees, and other institution-affiliated parties with each and every provision of this Agreement.

     NOW THEREFORE, in consideration of the above premises, it is agreed as follows:

Compliance with Laws and Regulations, OTS Guidance, and 2009 Report of Examination Recommendations
---------------------------

1. The Association, its Directors, officers, employees, and agents shall ensure that the Association complies with and remains in compliance with the following laws and regulations, OTS Guidance, and the Report of Examination dated February 9, 2009 (2009 ROE) recommendations:

     a. 12 CFR ss. 563.27 (concerning inaccurate disclosures related to the Overdraft Protection Program);

     b. Section 5 of the Federal Trade Commission Act (FTC Act), 15 USC ss. 45(a)(1) (concerning unfair or deceptive practices related to the Overdraft Protection Program);

     c. Best practices outlined in OTS Guidance on Overdraft Protection Programs set forth at 70 Fed Reg. 8428-8431 (OTS Guidance);

     d. National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, 42 USC ss.ss. 4001-4129, as implemented by Part 572 of the OTS's Rules and Regulations, 12 CFR Part 572 (collectively Flood Laws and Regulations); and

     e. Recommended corrective actions identified by OTS in the 2009 ROE.



Development and Implementation of Policies and Procedures for a Comprehensive Overdraft Protection Program
----------------------------

2. Within thirty (30) days, the Association shall develop and submit to the Board for approval written policies and procedures to address and govern the operation of its Overdraft Protection Program (OPP Policies and Procedures). The

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

OPP Policies and Procedures shall address specific weaknesses noted in the 2009 ROE and shall be consistent with the regulatory guidance and best practices outlined in OTS Guidance on Overdraft Protection Programs and applicable laws and Regulations. At a minimum, the comprehensive OPP Policies and Procedures shall:

     a. Provide a system of internal controls to enable the Association to monitor, identify, report and track overdraft activity including excessive Overdraft Protection Program usage;

     b. Identify and establish alternative Overdraft Protection Program products available to customers;

     c. Establish customer program eligibility and disqualification requirements and standards;

     d. Establish customer disclosure requirements, including at a minimum, program fees, types of transactions covered, daily cap limits on fees and a description of the discretionary nature of the program;

     e. Establish collection and charge-off procedures;

     f. Establish monthly reports for management's review and analysis of overdraft volume, profitability and performance, and customer overdraft activity (Overdraft Activity Report);

     g. Provide monthly reports to the Board of management's review and analysis of the customer Overdraft Activity Report.

     h. Establish procedures for suspending overdraft services and establishing restrictions and/or limitations of the Overdraft Protection Program including, but not limited to, defined daily, monthly, and yearly usage limits, dollar cap limits, and fee assessment limits; and

     i. Establish a customer education program for customers identified as overusing or abusing the Overdraft Protection Program.

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

3. Within forty-five (45) days, the Association shall submit a copy of the approved written OPP Policies and Procedures to OTS for review and approval prior to implementation. Within ten (10) days of receipt of any comments from OTS regarding the OPP Policies and Procedures, the Association shall revise the written OPP Policies and Procedures to incorporate the comments from OTS and shall submit the revised written OPP Policies and Procedures to the Board for approval. Within five (5) days of the Board's approval, the Association shall implement and send a copy of the final OPP Policies and Procedures to OTS.

Establishment of a System to Detect, Monitor and Report Overdraft Activity
--------------------------------------------------------------------------

4. Within sixty (60) days, the Association shall establish and implement an overdraft detection and reporting system to: (i) identify, monitor and track individual customer usage of the Overdraft Protection Program; and (ii) ensure the Association's compliance with the OPP Policies and Procedures. The Association shall create a monthly report (Overdraft Activity Report) of overdraft activity that measures individual customer usage of the Overdraft Protection Program and identifies any misuse or abuse of the Overdraft Protection Program. At a minimum, the Overdraft Activity Report shall include for each account where overdraft activity has been identified: (i) list of each overdraft; (ii) dollar amount of each overdraft; (iii) date(s) of each overdraft; (iv) number of overdrafts for each account in the current, prior two months and accumulation of previous twelve months ; (v) number and amount of fees assessed for overdrafts for each account in the current, prior two months, and accumulation of previous twelve months ; and (vi) list of any overdraft transactions or accounts that have exceeded daily usage limits, dollar cap limits, or other account overdraft restrictions identified in the OPP Policies and Procedures.

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

5. Starting with the month of October 2009, the Association shall establish and submit to the Board, along with a copy of the monthly Overdraft Activity Report, a report of management's review and analysis of the Overdraft Activity Report (OPP Summary Report). The OPP Summary Report shall identify any overdraft activity outside of the established OPP Policies and Procedures and shall include recommendations of any actions to be taken to correct and address any issues raised in the OPP Summary Report or identified in the Overdraft Activity Report. The Board's review of the monthly OPP Summary Report and the Overdraft Activity Report, including any adopted corrective actions and time frame for completion, shall be documented in the Board meeting minutes.

6. The Association shall immediately address and implement any corrective actions identified by the Board in response to its review of the monthly OPP Summary Report and the Overdraft Activity Report.

Revised Overdraft Protection Program Disclosure Statements
----------------------------------------------------------

7. Within sixty (60) days, the Association shall review all existing account disclosure statements related to the Association's Overdraft Protection Program and develop a new updated disclosure statement that is submitted to the Board for approval (OPP Disclosure Statement). The new OPP Disclosure Statement shall provide clear and accurate descriptions and explanations of the features, operation, daily cap limits, costs, limitations, and customer eligibility for the Association's Overdraft Protection Program.

8. Within thirty (30) days after approval of the Board of the new OPP Disclosure Statement, a copy of the new OPP Disclosure Statement shall be provided to all existing customers and will be provided to all new customers at account opening.

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


Retroactive Review of Overdraft Protection Program
--------------------------------------------------

9. By no later than July 31, 2009, the Association shall conduct a retroactive review of overdraft activity and customer usage of the Overdraft Protection Program between July 1, 2007 and June 30, 2009. The retroactive review shall identify, at a minimum, any transactions that violated the daily transaction fee and dollar cap limits and other restrictions described in the disclosure statements in effect during this time period.

10. By no later than August 18, 2009, the Association shall submit a report to the Board containing the results of the retroactive review and a summary of the reimbursements to be made to customers identified in the retroactive review (Overdraft Retroactive Report). A copy of the Overdraft Retroactive Report shall be attached to the minutes of the Board meeting at which it is reviewed and a copy shall be provided to OTS within five (5) days of the Board's review.

11. By no later than August 31, 2009, the Association shall reimburse its customers for any fees identified in the Overdraft Retroactive Report that violated the daily transaction fee and dollar cap limits or other restrictions described in the disclosure statements in effect between July 1, 2007 and June 30, 2009.

Development and Implementation of a Customer Education Program
--------------------------------------------------------------

12. By no later than October 1, 2009, the Association shall develop and implement a customer education program designed to provide additional information and guidance to customers who the Association and the Board determine from its monthly review of the Overdraft Activity Reports are demonstrating a pattern of misuse or abuse of the Overdraft Protection Program.

13. At a minimum, the Customer Education Program shall: (i) reinforce information regarding the restrictions, limitations and responsible use of the Overdraft Protection Program; (ii) include information regarding alternative

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

Overdraft  Protection  Products  available  to  customers;   and  (iii)  provide
information regarding the Overdraft Protection Program procedures for suspending overdraft protection privileges for customers.

Development and Implementation of a Program for Compliance with Flood Laws and Regulations
-----------

14. Within thirty (30) days, the Association shall develop a written policy and implement adequate procedures to ensure that it complies with the requirements of the Flood Laws and Regulations (Flood Policies and Procedures). At a minimum, the Flood Policy and Procedures shall include:

     a. a detailed training plan to ensure that Association personnel receive appropriate training on the requirements of the Flood Laws and Regulations and the Association's Flood Policy and Procedures (Flood Training Plan);

     b. specific policies, procedures and systems to ensure the preparation and mailing or delivery of a written notice of special flood hazard determination to the borrower and to the servicer in all cases whether or not flood insurance is available under the National Flood Insurance Act of 1968, as amended, for the collateral securing the loan, as required in 12 CFR ss. 572.9;

     c. systems and processes to ensure that flood hazard insurance coverage is obtained when required, pursuant to 12 CFR ss. 572.3;

     d. systems and processes to ensure that required flood hazard insurance coverage remains in force throughout the life of a loan, as required by 12 CFR ss. 572.3(a);

     e. a process or procedure to ensure the amount of flood hazard insurance coverage, where such insurance is required, is at least equal to the lesser of

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

the outstanding principal balance of the loan or the maximum amount of coverage available for the particular property, as required by 12 CFR ss. 572.3(a); and

         f. policies and procedures to ensure compliance with 12 CFR ss. 572.7 by sending proper notices to borrowers whose flood hazard coverage has become inadequate, and by force placing such insurance when borrowers who have received such notices fail to take appropriate corrective action.

15. Within thirty (30) days, the Board shall designate an employee or engage a qualified independent firm or consultant to conduct a review of all loans originated by the Association and held in its portfolio to identify those loans secured by properties located in special flood hazard areas that do not comply with the requirements of the Flood Act Laws and Regulations. The designated employee or consultant shall prepare and provide to the Board for review a written report that, at a minimum: (i) identifies all loans that do not comply with the Flood Act Laws and Regulations; (ii) discusses the specific provision(s) of the Flood Act Laws and Regulations violated; (iii) sets forth recommended corrective actions; and (iv) includes such other information as the Board may require (Flood Loan Report).

16. Within forty-five (45) days, the Board shall adopt and ensure that Management implements appropriate corrective actions, including all corrective actions noted in the Association's 2009 ROE to ensure that all loans listed on the Flood Loan Report comply with the Flood Laws and Regulations. The Board's review of the Flood Loan Report, and the corrective actions adopted by the Board shall be fully documented in the Board meeting minutes. A copy of the Flood Loan Report and the Board minutes containing the discussion of the Flood Loan Report shall be provided to OTS within ten (10) calendar days after the date of the Board meeting.

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Effective Date.
---------------

17. This Agreement is effective on the Effective Date as shown on the first page.

Duration.
---------

18. This Agreement shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations.
------------------

19. Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted.

Submissions and Notices.
------------------------

20. All submissions to OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes. 21. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

                  a. To: OTS
                         Michael E. Finn, Regional Director
                         Office of Thrift Supervision
                         Harborside Financial Center Plaza Five
                         Suite 1600
                         Jersey City, New Jersey 07311


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


                  b. To:   The Bank of Greene County
                           Donald Gibson
                           President and Chief Executive Officer
                           302 Main Street
                           Catskill, New York 12414


No Violations Authorized.
-------------------------

22. Nothing in this Agreement shall be construed as allowing the Association, its Board, officers or employees to violate any law, rule, or regulation.

OTS Authority Not Affected.
---------------------------

23. Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting the Association if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

Other Governmental Actions Not Affected.
----------------------------------------

24. The Association acknowledges and agrees that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 23 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

Miscellaneous.
-------------

25. The laws of the United States of America shall govern the construction and validity of this Agreement.

26. If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the

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

validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

27. All references to OTS in this Agreement shall also mean any of the OTS's predecessors, successors, and assigns.

28. The section and paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

29. The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

Enforceability  of Agreement.
-----------------------------
30. This Agreement is a "written agreement" entered into with an agency within the meaning and for the purposes of 12 USC ss.ss. 1818(b)(1), 1818(e)(1), 1818(i)(2), and 1818(u)(1)(A).

Signature of Directors/Board Resolution.
----------------------------------------

31. Each Director signing this Agreement attests that he or she voted in favor of a Board Resolution authorizing the consent of the Association to the issuance and execution of the Agreement. This Agreement may be executed in counterparts by the directors after approval of execution of the Agreement at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Agreement shall be delivered to OTS, along with the executed original(s) of this Agreement.

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


     WHEREFORE, OTS, acting by and through its Regional Director, and the Board of the Association, hereby execute this Agreement.

                          OFFICE OF THRIFT SUPERVISION

                          /s/ Michael E. Finn
                          ----------------------------------------------------
                          Michael E. Finn
                          Regional Director, Northeast Region

                          Date:  See Effective Date on page 1

The Bank of Greene County
Catskill, New York



By:

/s/ Donald Gibson                           /s/ Charles H. Schaefer
------------------------------------        ----------------------------------
Donald Gibson, Director                     Charles H. Schaefer, Director


/s/ David H. Jenkins                        /s/ Paul Slutzky
------------------------------------        ----------------------------------
David H. Jenkins , Director                 Paul Slutzky , Director


/s/ Dennis R. O'Grady                       /s/ Martin C. Smith
------------------------------------        ----------------------------------
Dennis R. O'Grady , Director                Martin C. Smith, Director


/s/ Arthur Place                            /s/ J. Bruce Whittaker
------------------------------------        ----------------------------------
Arthur Place, Director                      J. Bruce Whittaker, Director



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